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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

AMENDMENT NO. 2 TO
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2005

ISRAEL TECHNOLOGY ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51259	20-2374143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Karlibach St., Tel Aviv, Israel	67132
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-3-6247396

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On July 19, 2005, Israel Technology Acquisition Corp. (the “Company”) consummated its initial public offering (“IPO”) of 6,000,000 Units. On August 5, 2005, the Company consummated the closing of 300,000 Units which were subject to the over-allotment option. On August 25, 2005, the Company consummated the closing of an additional 18,000 Units which were subject to the over-allotment option. Each Unit sold in the IPO consisted of one share of common stock, $.0001 par value per share, and two warrants, each to purchase one share of the Company’s common stock. The 6,318,000 Units sold in the IPO, including the 318,000 Units subject to the over-allotment option, were sold at an offering price of $6.00 per Unit, generating total gross proceeds of $37,908,000. Of this amount, $32,955,360 (or approximately $5.22 per share) was placed in trust.

Item 9.01. Financial Statements and Exhibits

(c)    Exhibits:

Exhibit 99.1  Press release dated August 25, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISRAEL TECHNOLOGY ACQUISITION CORP.

Date: August 25, 2005	By:	/s/ Israel Frieder
Israel Frieder
Chief Executive Officer